

                 Exhibit 11 - Computations of Earnings Per Share
                   Tredegar Industries, Inc. and Subsidiaries
                    (In Thousands, Except Per-Share Amounts)
                                   (Unaudited)

                                                               Three Months
                                                             Ended March 31
                                                           ---------------------
                                                              1997        1996

Net income                                                  $10,954     $16,347
                                                           =========   =========

Earnings per common and dilutive common
     equivalent share as reported (1)                       $   .83     $  1.27
                                                           =========   =========

PRIMARY EARNINGS PER SHARE:
Shares issuable upon the assumed exercise
     of outstanding stock options (2)                           935         690
Weighted average common shares outstanding
     during period                                           12,243      12,187
                                                           ---------   ---------
Weighted average common and dilutive common
     equivalent shares                                       13,178      12,877
                                                           =========   =========

Primary earnings per share (1)                              $   .83     $  1.27
                                                           =========   =========

FULLY DILUTED EARNINGS PER SHARE:
Shares issuable upon the assumed exercise
     of outstanding stock options (3)                           935         690
Weighted average common shares outstanding
     during period                                           12,243      12,187
                                                           ---------   ---------
Weighted average common and dilutive common
     equivalent shares                                       13,178      12,877
                                                           =========   =========

Fully diluted earnings per share (3)                        $   .83     $  1.27
                                                           =========   =========

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Notes to Exhibit 11:
(1) Shares used to compute earnings per common and dilutive common equivalent share in the consolidated statements of income include common stock equivalents.
(2)      Computed using the average market price during the related period.
(3) Computed using the higher of the average market price during the rela-ted period and the market price at the end of the related period. Fully diluted earnings per common and dilutive common equivalent share is not materially different (dilutive by 3% or more) from earnings per common and dilutive common equivalent share reported in the consolidated statements of income.